UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2024

Astrotech Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 Donley Drive, Suite 100, Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 13, 2024, Astrotech Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), pursuant to notice duly given, at 2105 Donley Drive, Suite 100, Austin, Texas 78758. Of the 1,701,729 shares of Company’s common stock, $0.001 par value per share (“Common Stock”), entitled to vote at the Annual Meeting, 1,135,304 shares were present in person or by proxy. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1 - Election of Directors

By the votes reflected below, our stockholders elected the following individuals to serve as directors to serve for the respective terms prescribed by the Company’s bylaws:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas B. Pickens III	335,501	405,245	N/A
Tom Wilkinson	272,834	467,912	N/A
Bob McFarland	259,386	481,360	N/A
Eric Stober	408,588	332,158	N/A
Charles Winn	411,287	329,459	N/A
John Halinski	412,831	327,915	N/A

Proposal 2 - Ratification of Selection of Independent Registered Public Accounting Firm

By the votes reflected below, our stockholders ratified the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
827,645	305,534	2,125	394,558

Proposal 3 –Advisory Vote to Approve the Compensation of Named Executive Officers

By the votes reflected below, our stockholders approved on an advisory (non-binding) basis the compensation of our named executive officers:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
369,640	364,516	6,590	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2024

Astrotech Corporation

		By:	/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chief Executive Officer, Chief Technology Officer and Chairman of the Board